MMC ENERGY, INC.
26 Broadway
Suite 960
New York, NY 10004
(212) 977-0900

MMC ENERGY, INC. REPORTS RESULTS FOR QUARTER ENDED MARCH 31, 2008

New York- May 13, 2008-MMC Energy, Inc. (NASDAQ: MMCE) announced that for the three months ended March 31, 2008, it had a net loss of approximately $1.63 million, or $0.12 per share, compared to a net loss of approximately $1.74 million for the three months ending March 31, 2007. Revenues for the three months ended March 31, 2008 were approximately $730,000 compared to $1.1 million for the three months ending March 31, 2007. The decrease in revenues from 2007 was due primarily to the cessation of ancillary spinning revenues, which occurred during the fourth quarter of 2007. Additionally, resource adequacy capacity revenues for the Company’s Escondido facility is paid on a seasonally adjusted basis in 2008 vs. equal monthly installments in 2007.

Revenues for the quarter ended March 31, 2008 consisted primarily of energy production revenues of approximately $144,000 and resource adequacy capacity revenues of approximately $582,000.

The Company believes that adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), as adjusted for non-cash compensation charges and re-commissioning expenses (which are non-recurring charges on an asset by asset basis that the Company considers a component of its acquisition cost for internal reporting purposes) serves as a more meaningful measure of the Company’s performance on an ongoing basis. While the Company expects growth in revenues and adjusted EBITDA as it completes targeted power plant acquisitions and expansion projects, net earnings may not grow as aggressively in the near term due to anticipated depreciation expenses, interest expense and additional re-commissioning costs associated with future acquisitions. Tables are included in this release providing reconciliation between GAAP and non-GAAP financial results.

Adjusted EBITDA decreased to approximately ($1.26 million) for the three months ended March 31, 2008 from approximately ($759,000) from the same period ended March 31, 2007 due primarily to the drop in revenues, an increase in operations and maintenance expense driven by a full quarter of activity for the Mid-Sun facility and earlier commencement of annual scheduled maintenance, as well as higher equity compensation and professional fees, primarily relating to events surrounding the separation of our former Chief Executive Officer, including a currently ongoing proxy fight. .

In January 2008, the Company ordered two GE LM-6000 turbines for its Chula Vista Energy Upgrade Project which will consist of two 50 MW natural gas fired peaking power plants to replace its existing 44 MW facility. The Company expects the turbines to be delivered in March 2009, which it believes will help ensure that its upgrade projects remain on schedule to commence commercial operations in the Summer of 2009. The turbines are the primary equipment to be used in the Chula Vista Energy Upgrade Project, and the Company expects to utilize a similar, but single, turbine at its 50 MW Escondido Energy Upgrade Project. The Company expects the new turbines and related ancillary equipment to allow it to increase each project’s capacity as well as to greatly improve their efficiency and reduce their emissions generated per MW-hour. In developing the new projects, the Company plans to decommission and remove the existing 44.5 MW power plants located on each project site.

Also in January 2008, the Escondido City Council approved the Company’s application for a conditional use permit to construct the Escondido Project. Upon receipt of an air permit from the San Diego Air Pollution Control District, the permitting process will be complete for the Escondido Project. In April 2008, the Company received a Preliminary Staff Assessment (PSA) from the California Energy Commission (CEC) relating to the licensing of the Chula Vista Project. The PSA concludes that the proposed project could be constructed and operated without causing significant environmental impacts if certain mitigation measures are implemented.  The Company expects to complete the CEC permitting process in the Fourth Quarter.

In February, 2008 the Company filed a complaint with the Federal Energy Regulatory Commission to allow it to participate in the spinning reserve market. The CAISO informed the Company that because MMC filed the complaint the CAISO may seek rescission of all spinning reserve revenues paid to date. The Company believes it is entitled to retain these revenues and intend to vigorously oppose any such action by the CAISO.

In March 2008, the Company announced the engagement of Merriman Curhan Ford & Co. as an exclusive financial advisor to assist the Company with evaluating potential joint venture partnerships, strategic alliances, asset sales, or other strategic transactions that may serve to increase shareholder value beyond pursuing the above strategy independently. Also in March 2008, the Company announced a $2.5 million share buy back program effective until September 30, 2008, due to the belief that the Company’s stock is currently undervalued and that the program offers a compelling investment value at such prices. The Company also opened a San Diego, California office on March 1, 2008 to better concentrate its resources closer to its power generating facilities.

See below for a cautionary note on forward looking statements.

STATEMENT OF LOSSES FROM OPERATIONS	Three Months Ended March 31,	Three Months Ended March 31,
	2008	2007
Operating revenues:
Resource adequacy capacity	$581,750	$692,250
Ancillary services	5,138	391,541
Energy production	143,497	17,327
Total operating revenues	730,385	1,101,118
Costs of sales:
Costs of resource adequacy capacity	42,177	55,380
Costs of ancillary services	4,316	87,278
Costs of energy production	75,045	20,912
Total costs of sales	121,538	163,570
Gross Profit	608,847	937,548
Operating expenses:
Depreciation	294,322	236,963
Operations and maintenance	730,123	414,158
Re-commissioning expenses	-	379,617
General and administrative expenses	1,517,587	1,481,542
Total operating expenses	2,542,032	2,512,281
Loss from operations	(1,933,185)	(1,574,733)
Interest and other expenses
Interest expense	65,021	55,874
Interest income	373,098	51,407
Interest income (expense), net	308,077	(4,467)
Other (income) expense, net	-	160,122
Total interest and other income (expense)	308,077	(164,589)
Net loss before provision for income taxes	(1,625,108)	(1,739,322)
Provision for income taxes	-	-
Net loss	$(1,625,108)	$(1,739,322)

Basic loss per common share
Net loss per share	$(0.12)	$(0.36)

Weighted average shares outstanding	13,970,315	4,802,659

Diluted loss per common share
Net loss per share	$(0.12)	$(0.36)

Weighted average shares outstanding	13,970,315	4,802,659

Weighted average shares outstanding - basic	13,970,315	4,802,659
Dilutive effect of assumed exercise of employee stock options, warrants and immediate vesting of unvested stock awards	-	-
Weighted average shares outstanding - diluted	13,970,315	4,802,659

Anti-dilutive shares excluded from diluted EPS computations	418,297	78,887

Reconciliation of Losses from operations to Adjusted EBITDA	Three Months Ended March 31,	Three Months Ended March 31,
	2008	2007
Losses from Operations	$(1,933,185)	$(1,574,733)
Add: Depreciation Expense	294,322	236,963
Add: Re-commissioning expenses	-	379,617
Add: Stock-based compensation	379,011	199,375
Add: non-recurring financing costs	-	-
Adjusted EBITDA	$(1,259,852)	$(758,777)

About MMC Energy, Inc.:

The Company acquires and actively manages electricity generating and energy infrastructure-related assets in the United States. The Company is traded on the NASDAQ Global Market in the United States.

The Company's mission is to acquire, directly or through joint ventures, a portfolio of small to mid-size natural gas fueled electricity generating assets, generally below 250 megawatts or “MW.”

The Company creates long-term value for its stockholders through disciplined asset acquisitions and hands-on post-acquisition asset management. The Company actively invests in electricity assets that provide essential services to key transmission-constrained markets such as California, where regulatory capacity requirements and a lack of local electricity supplies make peak electricity generation facilities valuable.

To date, the Company has acquired three electricity generating assets in California, totaling 110 MW of capacity. The Company is currently in the process of upgrading two of these assets, the 100 MW MMC Chula Vista Energy Upgrade Project and the 50 MW MMC Escondido Upgrade, both located in San Diego County, California, replacing the existing 44 MW facilities at each site.

Forward Looking Statements:

This press release contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including those statements regarding the Company’s expectation that it will achieve positive adjusted EBITDA during the next twelve months and the Company's ability to expand existing generating facilities and exploit acquisition opportunities. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but not limited to, those risks described in the Company’s Annual Report on Form 10-K, its most recent prospectus filed with the SEC on November 19, 2007 and in its other public filings. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update these forward-looking statements.

Important Information:

In connection with the solicitation of proxies, the Company filed with the Securities and Exchange Commission (the ``SEC'') and mailed to stockholders a definitive proxy statement dated April 11, 2008. The Proxy Statement contains important information about the Company and the 2008 annual stockholders meeting. The Company's stockholders are urged to read the Proxy Statement carefully. Stockholders may obtain additional free copies of the Proxy Statement and other relevant documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. The Proxy Statement and other relevant documents may also be obtained free of charge from the Company by writing to Investor Relations at MMC Energy, Inc., 26 Broadway, Suite 960, New York, NY 10004; or by phone at 212-977-0900; or through the Company's website at http://www.mmcenergy.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. Stockholders may also contact Georgeson, Inc. with questions or requests for additional copies of the proxy materials by calling toll-free at 877-868-4967 or collect at 212-440-9800.

Source: MMC Energy, Inc.

Contact:

MMC Energy Inc.
Denis G. Gagnon, Chief Financial Officer
(212) 977-0900
 www.mmcenergy.com

BPC Financial Marketing
Investor Contact:
John Baldissera
(800) 368-1217